SUB-ITEM 77K
                 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                                AIM EQUITY FUNDS



On June 29, 2005, the Audit Committee (the "Audit Committee") of the Board of Trustees (the "Board") of AIM Equity Funds (the "Trust") appointed PricewaterhouseCoopers LLP ("PWC") as the independent registered public accounting firm of the series portfolios of the Trust (the "Funds") for the fiscal year ending October 31, 2005. Such appointment was ratified and approved by the Independent Trustees of the Board. For the prior reporting period, Ernst & Young LLP ("E&Y") was the Funds' independent registered public accounting firm. On June 29, 2005, the Trust obtained a formal resignation from E&Y as the independent registered public accounting firm of the Funds.

E&Y's report on the financial statements of the Funds for the past two years did not contain an adverse or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the period E&Y was engaged, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to that matter in connection with such reports.




(Letters dated June 29, 2005 and [December 13, 2005] from E&Y are attached as Attachment A's to this exhibit.)

                                                                   ATTACHMENT A


[ERNST & YOUNG LLP]     Ernst & Young LLP               Phone: (713)750-1500
      Letterhead        1401 McKinney Street            Fax: (713) 750-1501
                        Houston, Texas 77010-4035       www.ey.com



June 29, 2005



Ms. Sidney M. Dilgren
Treasurer
11 Greenway Plaza
Houston, Texas 77046

Dear Ms. Dilgren:

This is to confirm that the client-auditor relationship between AIM Equity Funds (Commission File Number 002-25469) and Ernst & Young LLP has ceased.

                                                       Very truly yours,


                                                       /s/ Ernst & Young LLP


Cc:  PCAOB Letter File
     Office of the Chief Accountant
     Securities and Exchange Commission
     100 F Street, N.E.
     Washington, DC 20549- 7561



                    Member Practice of Ernst & Young Global

[ERNST & YOUNG LLP]     Ernst & Young LLP               Phone: (713)750-1500
      Letterhead        1401 McKinney Street            Fax: (713) 750-1501
                        Houston, Texas 77010-4035       www.ey.com



December 13, 2005


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Dear Sirs:

We have read and agree with the comments contained in Sub-Item 77k for Form N-SAR of AIM Equity Funds.



                                                     Very truly yours,


                                                     /s/ Ernst & Young LLP